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TROOP                                             Direct Voice   310.728.3000
STEUBER                                           Direct Fax     310.728.2200
PASICH
REDDICK
& TOBEY, LLP

August 18, 1998

Gary Player Direct, Inc.
2811 Airpark Drive
Santa Maria, CA 93455

Dear Ladies/Gentlemen:

     We consent to the use of our name in the Prospectus constituting a part of the Registration Statement on Form SB-2 of Gary Player Direct, Inc. (File No. 333-53729).

                                        Respectfully submitted,

                                        /s/ Troop Steuber Pasich Reddick & Tobey
                                        ----------------------------------------

                                        Troop Steuber Pasich Reddick & Tobey

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     2029 Century Park East, 24th Floor, Los Angeles, California 90067-3010